Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference in this Registration Statement on Form S-8, of our report dated April 15, 2010 with respect to our audit of the consolidated financial statements of Positron Corporation and Subsidiaries as of and for the years ended December 31, 2009 and 2008, which are incorporated by reference in this Registration Statement.

/s/ Frank L. Sassetti & Co.
Frank L. Sassetti & Co.
Certified Public Accountants

May 26, 2010
Oak Park, Illinois